UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

________________________________________________
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

________________________________________________

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Advanced Energy Industries, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders on Thursday, May 7, 2015 to vote on four proposals. The following matters set forth on the Proxy Statement dated March 13, 2015, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.
1. Election of seven (7) directors.
The following seven nominees were elected to serve as directors of the Company, with the following votes tabulated:

	For	Withhold	Broker Non-Vote
Frederick A. Ball	34,152,045	409,921	2,538,685
Grant H. Beard	34,127,856	434,110	2,538,685
Ronald C. Foster	34,089,090	472,876	2,538,685
Edward C. Grady	33,662,259	899,707	2,538,685
Terry F. Hudgens	34,121,414	440,552	2,538,685
Thomas M. Rohrs	34,144,356	417,610	2,538,685
Yuval Wasserman	34,170,940	391,026	2,538,685

Each director has been elected to serve until the 2016 Annual Meeting of Stockholders, or until his successor has been elected and qualified or until such director's earlier resignation or removal.

2. Ratification of the appointment of Grant Thornton LLP as Advanced Energy's independent registered public accounting firm for 2015.
The appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015 was ratified as follows:

For	Against	Abstain	Broker Non-Vote
36,858,371	231,169	11,111	—

3. Advisory approval on the Company's executive compensation.
The compensation of the Company's named executive officers, as disclosed in the proxy statement, was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Vote
33,872,553	400,380	289,032	2,538,686

4. Any other matters of business properly brought before the meeting.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: May 8, 2015	Thomas O. McGimpsey
Executive Vice President, General Counsel and Corporate Secretary